UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 29, 2023

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701

(Address of principal executive offices)

(732) 380-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed, Reliance Global Group, Inc., a Florida corporation (the “Company”), Southwestern Montana Insurance Center, LLC, a Montana limited liability company (the “Subsidiary”), Southwestern Montana Financial Center, Inc., a Montana corporation (the “Seller”), and Julie A. Blockey (the “Holder”, and collectively with the Company, Subsidiary, and Seller, the “Parties”) entered into a purchase agreement on or around April 1, 2019 (the “Purchase Agreement”), whereby the Company purchased the business and certain assets noted within the Purchase Agreement. On September 29, 2023, the Parties agreed entered into that certain first amendment to the Purchase Agreement (the “First Amendment”). Pursuant to the First Amendment, the Parties agreed to a total remaining balance of $500,000.00 owed under the Purchase Agreement. In satisfaction of such remaining balance, the Company agreed to issue 174,610 shares of the Company’s restricted common stock, par value $0.086 per share (the “Common Stock”), to the Holder (the “Shares”). Following the issuance of the Shares, the Company’s issued and outstanding Common Stock count will be 2,303,975. If the Nasdaq official closing price of the Common Stock is less than $2.43 on March 29, 2024 (the “Calculation Date”), then a determination of the Make-Up Amount (as defined herein) will be made. The “Make-Up Amount” means $425,000.00 minus the Blockey Shares Value (174,610 multiplied by the Nasdaq official closing price of the Common Stock on the Calculation Date). The Company shall, within fifteen (15) business days the Calculation Date, pay an amount in cash equal to the Make-Up Payment (50% of the Make-Up Amount) and issue the Make-Up Shares (an amount of Common Stock equal to 50% of the Make-Up Amount divided by the Nasdaq official closing price of the Common Stock on March 29, 2024) to the Holder.

The foregoing description of the terms of the First Amendment and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the copy of the First Amendment filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment #1 to the Purchase Agreement, dated as of September 29, 2023, by and between Reliance Global Group, Inc., Southwestern Montana Insurance Center, LLC, Southwestern Montana Financial Center, Inc., and Julie A. Blockey
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliance Global Group, Inc.

Dated: October 4, 2023	By:	/s/ Joel Markovits
Joel Markovits
Chief Financial Officer